UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2025

PENGUIN SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-38102

Cayman Islands	98-1013909
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Walkers Corporate Limited
190 Elgin Avenue
George Town, Grand Cayman
Cayman Islands	KY1-9008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 623-1231

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.03 par value per share	PENG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously announced, in order to complete the redomiciliation of the parent company of Penguin Solutions, Inc. (the “Company” or “Penguin Solutions Cayman”) and its subsidiaries from the Cayman Islands to the United States, the board of directors of the Company approved the entry into a Cayman Islands scheme of arrangement with its shareholders, which is a court-approved arrangement that required shareholder approval (the “Scheme of Arrangement”).

By Order of the Grand Court of the Cayman Islands dated April 29, 2025, Penguin Solutions Cayman convened a scheme meeting (the “Scheme Meeting”) of registered holders of Penguin Solutions Cayman on June 16, 2025 at 10:00 a.m. (Pacific Time) to vote on a proposal to approve the Scheme of Arrangement (the “Scheme of Arrangement Proposal”).

As of April 25, 2025, the record date for the Scheme Meeting, there were 52,800,546 Penguin Solutions Cayman ordinary shares and 200,000 Penguin Solutions Cayman convertible preferred shares issued and outstanding. At the Scheme Meeting, a total of 38,877,233 shares were voted, representing approximately 73.35% of outstanding shares entitled to vote at the Scheme Meeting, and 2,509 shareholders (including beneficial shareholders) were present in person (including via live webcast) or by proxy, constituting a quorum to conduct business, in each case determined in accordance with applicable Cayman Islands law.

Shareholders of Penguin Solutions Cayman voted for the Scheme of Arrangement Proposal and approved the Scheme of Arrangement in accordance with Cayman Islands law (the voting threshold being 75% or more of the nominal value of the total number of shares voted at the Scheme Meeting by the shareholders of Penguin Solutions Cayman who were entitled to vote and who were present at the Scheme Meeting, either in person or by proxy). The Scheme of Arrangement Proposal was approved by 92.25% of the nominal value of the total number of shares voted at the Scheme Meeting. The final voting results are described below. For more information regarding the Scheme of Arrangement, refer to the definitive proxy statement filed by the Company with the U.S. Securities and Exchange Commission on May 2, 2025.

The Company will seek sanction of the Scheme by way of an application listed to be heard before the Grand Court of the Cayman Islands at 9.30 a.m. (Cayman Islands time) on June 25, 2025.

Approval of the Scheme of Arrangement Proposal:

Number of Shares Voted
For	Against	Total
35,865,957	3,011,276	38,877,233

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2025	Penguin Solutions, Inc.

	By:	/s/ Anne Kuykendall
Anne Kuykendall
Senior Vice President and Chief Legal Officer